As filed with the Securities and Exchange Commission on March 9, 2018

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTORI THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0827593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3020 Callan Road San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Cytori Therapeutics, Inc. 2014 Equity Incentive Plan

Cytori Therapeutics, Inc. 2015 New Employee Incentive Plan

(Full title of the plans)

Marc H. Hedrick, MD

President and Chief Executive Officer

Cytori Therapeutics, Inc.

3020 Callan Road

San Diego, California 92121

(858) 458-0900

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Cheston J. Larson, Esq.

Latham & Watkins LLP

12670 High Bluff Dr.

San Diego, CA 92130

Tel: (858) 523-5400

Fax: (858) 523-5450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	o	Accelerated filer	o

Non-accelerated filer	o (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	o

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,510,474 (2)	$0.31 (3)	$468,246.94	$58.29
Common Stock, $0.001 par value	822,859 (4)	$2.55 (5)	$2,098,290.45	$261.24
Common Stock, $0.001 par value	221,500 (6)	$0.31 (3)	$68,665.00	$8.55
Common Stock, $0.001 par value	28,500(7)	$0.69 (8)	$19,665.00	$2.45
Total	2,583,333	N/A	$2,654,867.39	$330.53

(1)           This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) the shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Cytori Therapeutics, Inc. (the “Registrant”), referenced below that are issuable pursuant to the Cytori Therapeutics, Inc. 2014 Equity Incentive Plan (as amended and restated, the “2014 Plan”) and the Cytori Therapeutics, Inc. 2015 New Employee Incentive Plan (as amended, the “2015 Plan,” and together with the 2014 Plan, the “Plans”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, recapitalization, stock split or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)           Represents 1,510,474 additional shares of Common Stock available for issuance under the 2014 Plan.

(3)This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Capital Market on March 8, 2018.

(4)Represents 822,859 shares of Common Stock subject to outstanding options granted under the 2014 Plan. To the extent such outstanding options under the 2014 Plan are later forfeited or lapse unexercised, the shares of Common Stock subject to such options will be available for future issuance under the 2014 Plan. See footnote 2 above.

(5)This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $2.55 per share, which is the weighted average exercise price of the options granted under the 2014 Plan described in footnote 4 above.

(6)           Represents 221,500 additional shares of Common Stock available for issuance under the 2015 Plan.

(7)Represents 28,500 shares of Common Stock subject to outstanding options granted under the 2015 Plan. To the extent such outstanding options under 2015 Plan are later forfeited or lapse unexercised, the shares of Common Stock subject to such options will be available for future issuance under the 2014 Plan. See footnote 6 above.

(8)           This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $0.69 per share, which is the weighted average exercise price of the awards granted under the 2015 Plan described in footnote 6 above.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 2,333,333 shares of Common Stock of Cytori Therapeutics, Inc. (the “Company”) for issuance under the 2014 Plan, and an additional 250,000 shares of Common Stock of the Company for issuance under the 2015 Plan. In accordance with Instruction E to Form S-8, the contents of the prior registration statements (File Nos. 333-202858 and 333-210211) are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in accordance with Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on March 9, 2018;

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 29, 2018, February 9, 2018, February 23, 2018 and March 7, 2018;

(c)  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, subsequent to the end of the fiscal year covered by the form referred to in (a) above; and

(d) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 10/A filed with the SEC on July 16, 2001 (File No. 000-32501), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning the Registrant at:

3020 Callan Road

San Diego, California 92121

Telephone: 858-458-0900

Attn: Investor Relations

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8.        Exhibits.

Exhibit No.	Description

3.1(1)	Composite Certificate of Incorporation.
3.2(2)	Amended and Restated Bylaws.
3.3(3)	Amendment to Amended and Restated Bylaws.

4.1(4)	Form of Common Stock Certificate.
10.1(5)	Cytori Therapeutics, Inc. 2014 Equity Incentive Plan, as amended and restated.
10.2(6)	2015 New Employee Incentive Plan.
10.3(7)	Form of Stock Option Agreement under the 2015 New Employee Incentive Plan.
10.4(8)	Form of Notice of Grant of Stock Option under the 2015 New Employee Incentive Plan.
10.5(9)	First Amendment to the Cytori Therapeutics, Inc. 2015 New Employee Incentive Plan.
5.1	Opinion of Latham & Watkins LLP

23.1	Consent of BDO LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 000-32501) filed on March 11, 2016.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-32501) filed on August 14, 2003.
(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34375) filed on May 6, 2014.
(4)	Incorporated by reference to Exhibit 4.33 to the Registrant’s Annual Report on Form 10-K (File No. 001-34375) filed on March 9, 2018.
(5)	Incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A (File No. 001-34375), filed on April 10, 2017.
(6)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34375) filed on January 5, 2016.
(7)	Incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-210211) filed on March 15, 2016.
(8)	Incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-210211) filed on March 15, 2016.
(9)	Incorporated by reference to Exhibit 10.42 to the Registrant’s Annual Report on Form 10-K (File No. 001-34375) filed on March 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on March 9, 2018.

CYTORI THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick
Marc H. Hedrick, M.D.
President and Chief Executive Officer
(Duly Authorized Officer)

POWER OF ATTORNEY AND SIGNATURES

 Each director and/or officer of Cytori Therapeutics, Inc. whose signature appears below, constitutes and appoints Marc H. Hedrick, M.D. and Tiago Girão, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each  said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Marc H. Hedrick Marc H. Hedrick, M.D.	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 9, 2018
/s/ Tiago Girão Tiago Girão	VP of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2018
/s/ Richard J. Hawkins Richard J. Hawkins	Chairman of the Board	March 9, 2018
/s/ Ronald A. Martell Ronald A. Martell	Director	March 9, 2018
/s/ Gregg A. Lapointe Gregg A. Lapointe	Director	March 9, 2018
/s/ Gary A. Lyons Gary A. Lyons	Director	March 9, 2018